UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported):  May 1, 2018

 LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53525	81-4108026
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

ES Tower 7F, Teheranro 52 Gil 17, Gangnamgu, Seoul
Republic of Korea		6212
(Address of Principal Executive Offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On May 1, 2018, Leo Motors, Inc. (the “Company”) was notified by L&L CPAs, PA (“L&L”) of its resignation, effective May 1, 2018, as the Company’s independent registered public accounting firm. L&L served as the auditors of the Company’s financial statements for the period from July 25, 2017 through the effective date of resignation.

L&L did not provide any reports on the Company’s consolidated financial statements for the Company’s fiscal years ended December 31, 2017 and 2016.

During the period from July 25, 2017, the date of L&L’s appointment, through the effective date of L&L's resignation, there were no disagreements with L&L on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of L&L, would have caused L&L to make reference to the subject matter of the disagreements as defined in Item 304 of Regulation S-K in connection with any reports it would have issued, and there were no “reportable events” as such term is described in Item 304 of Regulation S-K.

The Company has provided L&L with a copy of the foregoing disclosure, and requested that L&L furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure.  A copy of the letter from L&L addressed to the Securities and Exchange Commission dated as of May 3, 2018 is filed as Exhibit 16.1 to this Form 8-K

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter dated May 3, 2018 from L&L CPAs, PA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.

Dated: May 3, 2018	By: /s/Shi Chul Kang
Shi Chul Kang
Co-Chief Executive Officer (Principal Executive Officer)